Exhibit 4.1

CERTIFICATE OF INCORPORATION

OF

LONGEVERON INC.

FIRST: The name of the Corporation is Longeveron Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle County, DE 19801. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, consisting of (a) Eighty Four Million Two Hundred Ninety Five Thousand (84,295,000) shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), (b) Fifteen Million Seven Hundred Five Thousand (15,705,000) shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and together with the Class A Common Stock the “Common Stock”), and (c) Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus, in the case of the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 8 of Part A of this Article FOURTH) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.    CLASS A COMMON STOCK AND CLASS B COMMON STOCK.

1. Equal Status; General. Except as otherwise provided herein or required by law, shares of Class A Common Stock and Class B Common Stock shall have the same rights, privileges, preferences and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend, liquidation and other rights, preferences and powers of the holders of the Class A Common Stock and Class B Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon any issuance of the Preferred Stock of any series.

2. Voting. Except as otherwise provided herein or expressly required by law, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, each holder of Class A Common Stock, as such, shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock, as such, shall have the right to five (5) votes per share of Class B Common Stock held of record by such holder. Except as otherwise provided herein or required by law, the holders of shares of Class A Common Stock and Class B Common Stock, as such, shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), and (c) be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that, except as otherwise required by law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations) or pursuant to the DGCL. There shall be no cumulative voting.

3. Dividends. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor, subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) if such disparate dividend is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

4. Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class is concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

5. Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, distribution of assets or winding up is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

6. Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock, or any consideration into which such shares are converted, upon the consolidation or merger of the Corporation with or into any other entity, such distribution, payment or consideration that the holders of shares of Class A Common Stock or Class B Common Stock have the right to receive, or the right to elect to receive, shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such consolidation, merger or other transaction if the only difference in the per share consideration to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of, or issuable upon the conversion of, a share of Class B Common Stock have five (5) times the voting power of any securities distributed to the holder of, or issuable upon the conversion of, a share of Class A Common Stock.

7. Conversion.

7.1. Optional Conversion of Class B Common Stock. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation (an “Optional Class B Conversion Event”). Before any holder of Class B Common Stock shall be entitled to convert any shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall provide written notice to the Corporation at its principal corporate office, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued (if such shares of Class A Common Stock are certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Such conversion shall be deemed to be effective immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the provision of written notice of such conversion election as required by this Subsection 7.1, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of such time, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of such time. Notwithstanding anything herein to the contrary, shares of Class B Common Stock represented by a lost, stolen or destroyed stock certificate may be converted pursuant to an Optional Class B Conversion Event if the holder thereof notifies the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and makes an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate.

7.2. Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall, without further action by the Corporation or the holder thereof, automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer (as defined in Section 9), other than a Permitted Transfer (as defined in Section 9) (a “Mandatory Class B Conversion Event”).

7.3. Certificates. Each outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of a Mandatory Class B Conversion Event, represented one or more shares of Class B Common Stock subject to such Mandatory Class B Conversion Event shall, upon such Mandatory Class B Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of an Optional Class B Conversion Event or a Mandatory Class B Conversion Event (either of the foregoing, a “Conversion Event”) and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock, if any (or, in the case of any lost, stolen or destroyed certificate, upon such holder providing an affidavit of that fact acceptable to the Corporation and executing an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate), issue and deliver to such holder (or such other Person specified pursuant to Subsection 7.1) certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock that is converted pursuant to Subsection 7.1 or 7.2 shall thereupon automatically be retired and shall not be available for reissuance.

7.4. Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation or Bylaws of the Corporation, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Transfer or other Conversion Event giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation), the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation). In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation) shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

8. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

9. Definitions.

“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

“Family Member” means with respect to any natural person who is a Qualified Stockholder (a) the spouse of such Qualified Stockholder, (b) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of such Qualified Stockholder or (c) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of the spouse of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor.

“IPO Date” means February 16, 2021.

“Permitted Entity” shall mean with respect to a Qualified Stockholder: (a) a Permitted Trust solely for the benefit of (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, or (3) any other Permitted Entity of such Qualified Stockholder; (b) as to any Qualified Stockholder that is a corporate entity (including limited partnerships and limited liability companies) the equity owners of such Qualified Stockholder;

or (c) any Affiliate of, or general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, or (3) any other Permitted Entity of such Qualified Stockholder; provided that, as to any Qualified Stockholder that is not a natural person, “Permitted Entity” shall not include any portfolio company of such Qualified Stockholder.

“Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock: (i) by a Qualified Stockholder to (A) one or more Family Members of such Qualified Stockholder, (B) any Permitted Entity of such Qualified Stockholder, or (C) to such Qualified Stockholder’s revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder; or (ii) by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.

“Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Permitted Transfer.

“Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) a Family Member, or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

“Qualified Stockholder” shall mean the record holder of a share of Class B Common Stock as of the IPO Date and any Permitted Transferee.

“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 9:

(i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement does not involve any payment of cash, securities or other property to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; for the avoidance of doubt, any voting trust, agreement or arrangement entered into prior to the IPO Date shall not constitute a Transfer;

(iii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which the Corporation is a party;

(iv) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action otherwise qualifies as a Permitted Transfer;

(v) the fact that, as of the IPO Date or at any time after the IPO Date, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Transfer;

(vi) entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale; and

(vii) in connection with a merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, such as the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets, that has been approved by the Board of Directors, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board of Directors.

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

B.    PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders, directors or any other persons herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

EIGHTH: This Article EIGHTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time solely by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies in accordance with the by-laws of the Corporation (the “By-Laws”).

3. Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors to Class I, Class II or Class III.

4. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

5. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article EIGHTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed but only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

8. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

10. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.

NINTH: No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer) of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH: The Corporation may indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that s/he, her/his testator, or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this ARTICLE ELEVENTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Corporation or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH. If any provision or provisions of this Article TWELFTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article TWELFTH (including, without limitation, each portion of any sentence of this Article TWELFTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Thirteenth: The name and mailing address of the incorporator are as follows:

Geoff Green	1951 NW 7th Avenue, Suite 520 Miami, Florida 33136

IN WITNESS WHEREOF, this Certificate of Incorporation, which has been duly adopted in accordance with Section 102 of the General Corporation Law of the State of Delaware, has been executed by its incorporator this 11th day of February, 2021.

LONGEVERON INC.

By:	/s/ Geoff Green
	Name:	Geoff Green
	Title:	Incorporator

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